                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 33-34499) and Registration Statements on Form S-8 (Registration No. 33-99974 and Registration No. 333-86145) of Arch Capital Group Ltd. of our report dated May 11, 2001 relating to the financial statements of American Independent Insurance Holding Company and Subsidiaries, which appears in the Current Report on Form 8-K of Arch Capital Group Ltd. dated March 15, 2001.


/s/ Saslow Lufkin & Buggy, LLP
Hartford, Connecticut
May 11, 2001